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Exhibit 23.3

CONSENT OF INDEPENDENT ENGINEERS

        As independent engineering consultants, Ryder Scott Company, LP hereby consents to the use and incorporation by reference of our report entitled "Southwest Royalties, Inc., Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests, SEC Parameters, as of December 31, 2010" dated January 28, 2011 and data extracted therefrom (and all references to our Firm), included in or made a part of the Form 10-K Annual Report for the year ended December 31, 2010 filed by Clayton Williams Energy, Inc. and subsidiaries, included in or made a part of this Registration Statement on Form S-4 and the related Prospectus to be filed on or about December 13, 2011. We also consent to the reference to our firm under the heading "Experts" into the Registration Statement on Form S-4.

/s/ RYDER SCOTT COMPANY, LP TBPE Firm Registration No. F-1580

Houston, Texas
December 13, 2011

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  Exhibit 23.3
CONSENT OF INDEPENDENT ENGINEERS